UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2018 (August 20, 2018)

BLUE EAGLE LITHIUM INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-55588	35-2636271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 St Rose Parkway Suite 200 Henderson, NV 89052

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (702) 899-3369

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Director

Effective August 20, 2018, Mr. Peter Roderick Murray (“Mr. Murray”) was appointed and accepted the opportunity to serve as an additional member on the Board of Directors (the “Board”) of Blue Eagle Lithium Inc. (the “Company”).

Appointment of Chief Operating Officer

On August 20, 2018, Mr. Murray was also appointed by the Board, and accepted the opportunity to serve, as the Company’s Chief Operating Officer (“COO”) on a consultancy basis.

Pursuant to Mr. Murray’s appointment as COO and a director of the Board, the Company and Mr. Murray entered into a consulting agreement (the “Consulting Agreement”) effective as of August 20, 2018.

Pursuant to the Consulting Agreement, Mr. Murray will provide certain consulting services with respect to the Company’s Property and Exploration Program, as defined in the Consulting Agreement, regarding the Company’s 200 claims and 4,000 gross acres in Nye County, Nevada (the “Property”). Initially, Mr. Murray will serve as the COO and director of the Company, as a consultant, and will not be precluded from exploring other roles or undertaking other duties outside of the Company. Mr. Murray will oversee all services performed under the Consulting Agreement, unless another person with at least forty five (45) days’ advance notice to the Company is so designated at the discretion of Mr. Murray.

Pursuant to the Consulting Agreement, Mr. Murray will be paid a fee of $3,000 per month during the term of the Consulting Agreement. In addition, under the Consulting Agreement, Mr. Murray will be entitled to receive up to five hundred thousand (500,000) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to be issued to Mr. Murray on the following schedule: (a) one hundred twenty five thousand (125,000) shares of Common Stock on August 20, 2018; (b) upon the renewal of the Consulting Agreement for a first renewal term, in accordance with the terms and conditions of the Consulting Agreement, then one hundred twenty five thousand (125,000) shares of Common Stock shall be issued to Mr. Murray on the first year anniversary of the Effective Date (as defined in the Consulting Agreement); (c) upon the renewal of the Consulting Agreement for a second renewal term, in accordance with the terms and conditions of the Consulting Agreement, one hundred twenty five thousand (125,000) shares of Common Stock shall be issued to Mr. Murray on the second year anniversary of the Effective Date (as defined in the Consulting Agreement); and (d) upon the renewal of the Consulting Agreement for a third renewal term, in accordance with the terms and conditions of the Consulting Agreement, one hundred twenty five thousand (125,000) shares of Common Stock shall be issued to Mr. Murray on the third year anniversary of the Effective Date (collectively, the “Shares”).

The Consulting Agreement has an initial one (1) year term and will automatically renew for successive one (1) year periods unless earlier terminated. The Consulting Agreement may be terminated (i) immediately by the Company for “cause” (as defined below), (ii) upon at least thirty (30) days’ written notice by either party for any reason during the initial one-year term, or (iii) upon at least sixty (60) days’ written notice by either party during any renewal term. If the Consulting Agreement is terminated for any reason, Mr. Murray will not be eligible to receive any shares of Common Stock not previously issued to him as of the date of termination. “Cause” is defined as the commission of fraud against the Company, or the misappropriation, theft or embezzlement of the assets of the Company, or the performance of illegal or fraudulent acts, criminal conduct, or wilful misconduct materially injurious to the business of the Company. The Consulting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Biographical Information and Background of New Officer and Director

Peter Roderick Murray, age 53, has 30 years of experience in the oil and energy sectors, primarily in new ventures and the management of projects and operations in developing countries and the U.S. His projects have ranged from wildcat exploration, discovery, appraisal and development projects. Over the course of the previous ten (10) years of his career, Mr. Murray has been engaged by a number of natural resource companies in senior consultancy roles which reported directly to the board of directors of such companies. These companies include but are not limited to (a) seven (7) years at BHP Billiton Ltd., serving as a consultant from 2000 to 2007, (b) five (5) years at Cairn Energy PLC., serving as a staff member and consultant from 2007 to 2012, (c) two (2) years at Falkland Oil and Gas Ltd., serving as a consultant from 2012 to 2014, (d) two (2) years at Red Sea Resources Ltd., serving as a consultant from 2012 to 2014, (e) two (2) years at China National Petroleum Corporation, serving as a consultant from the year 2014 to 2015, (f) one (1) year at Ophir Energy plc., serving as a consultant during 2016, and (g) two (2) years at Mayfair Consulting International, an agnostic consultancy specializing in bespoke solutions for natural resource companies, serving as the founder and Chief Executive Officer from 2016 to the present. Mr. Murray spent his early career as a consultant and operations geologist in Europe, Africa and the North Sea. Mr. Murray is a graduate of the Royal School of Mines, Imperial College with a Master of Science degree in Petroleum Geology, and the University of Manchester with a Bachelor of Science degree in Geology.

Mr. Murray has not served on the Board of any other public company in the last 5 years.

The Board currently consists of Mr. Rupert Ireland, who also serves as the Company’s Chief Executive Officer, Chief Financial Officer and the Corporate Secretary.

Other than the Consulting Agreement, during the last two years, there has been no transaction or proposed transaction which the Company was or is a party to in which Mr Murray has or is to have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document
10.1	Consulting Agreement, dated as of August 20, 2018, by and between Blue Eagle Lithium Inc., and Peter Roderick Murray

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Eagle Lithium Inc., has caused duly caused this report to be signed on its behalf by the undersigned duly authorized person.

BLUE EAGLE LITHIUM INC

Dated: August 23, 2018	By:	/s/ Rupert Ireland
Name and Title: Rupert Ireland, Chief Executive Officer